Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-69165, 333-81593, 333-42340, 333-58420, 333-58422, 333-116641, 333-139284, 333-166939, and 333-169691 on Form S-8 of (1) our report dated March 11, 2011 (November 14, 2011 as to the restatement discussed in Note 1 to the financial statements and the retrospective adjustment discussed in Note 2), relating to the consolidated financial statements of InfoSpace, Inc. (which report expressed an unqualified opinion on those financial statements and included explanatory paragraphs regarding the restatement and retrospective adjustment) and (2) our report dated March 11, 2011 (November 14, 2011 as to the effects of the material weakness described in Management’s Report on Internal Control over Financial Reporting, as revised) relating to the effectiveness of InfoSpace, Inc.’s internal control over financial reporting as of December 31, 2010 (which report expresses an adverse opinion because of a material weakness), appearing in this Form 10-K/A of InfoSpace, Inc. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

November 14, 2011